SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:     April 30, 2002

State Street Corporation
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-5108	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

225 Franklin Street, Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (617) 786-3000

Item 5.    Other Events.

85: 88:

            On April 29, 2002, Registrant disclosed plans to reduce staff by approximately 375 positions. 92:   State Street anticipates that expenses related to the reductions will decrease second-quarter diluted earnings per share by approximately $.04. The savings from these actions are expected to offset the costs by the end of the year, and the net impact will be neutral to diluted earnings per share for the full year.

The press release issued by Registrant in connection with the announcement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

            (c)     Exhibits.

            99.1     Form of press release dated April 29, 2002

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By: /s/Frederick P. Baughman
Name:	Frederick P. Baughman
Title:	Senior Vice President, Controller and Chief Accounting Officer

Date: April 30, 2002

EXHIBIT INDEX

Exhibit

99.1    Form of press release dated April 30, 2002